SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                  ___________________

                                       FORM 8-K

                                    CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported): December 22, 1996



                                 TIREX AMERICA INC.
               (Exact name of registrant as specified in its charter)



             Delaware                 33-17598-NY          22-2824362
     (State or other jurisdiction     (Commission       (I.R.S. Employer
         of incorporation)            File Number)     Identification No.)


             3767 Thimens, Suite 207
             Ville St.Laurent, Quebec                         H4R 1W4
     (Address of principal executive offices)               (Zip Code)

                                   (514) 335-0111
                (Registrant's telephone number, including area code)

           (Former name, former address and former fiscal year,
                        if changed since last report)


                                 Page 1 of 3 pages
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     ITEM 5. OTHER EVENTS

     RESIGNATION OF F.L LEVINE AS
       OFFICER/DIRECTOR - TO CONTINUE
       AS COUNSEL

         On December 22, 1997, Frances Katz Levine resigned her positions as Secretary and a Director of Tirex America Inc. (the "Registrant"); Ms. Levine was a member of the executive committee of Registrant's Board of Directors.
     Her resignation was not caused by any disagreement with the Registrant on any matter relating to the Registrant's operations, policies, or practices. Ms. Levine will continue to be employed by the Company as its Corporate and Securities Counsel. Pursuant to the unanimous written consent of the members of the executive committee of the Board of Directors, Mr. John of Operations and a Director of Registrant, was Ms. Levine's resignation.


      INCREASE IN NUMBER OF DIRECTORS;
        APPOINTMENT OF LOUIS A. SANZARO
        AND ALAN CROSSLEY

          Pursuant to the resolution of the Board of Directors of
     the Registrant, at an meeting held on January 20, 1997, the number of said Board was increased from five to six. To fill the two vacancies caused by: (i) such and increase and (ii) Ms. Levine's resignation, the remaining directors appointed Messrs. Alan Crossley of Madrid, Spain and Louis A. Sanzaro, of Tom's River, New Jersey as members of Registrant's Board of Directors.

         Mr. Crossley, who is 49 years old, holds a degree in Economics from Cambridge University in England and an MBA degree from INSEAD in France, In addition to serving as a Director of Registrant, Mr. Crossley will participate in developing and will have charge of implementing Registrant's projected marketing operations in Europe and Asia. Since 1986, Mr. Crossley has served as president of FAISLESA, Arganda del Rey in Madrid, Spain. FAISLESA, a company which Mr. Crossley established in 1986 as a venture capital project, is a manufacturer and applicator of thermal insulants and water-proofing products for the construction industry. It runs a network of regional distributors throughout Spain and has its own application crews in the Madrid Area. Mr. Crossley has full executive responsibility in all areas of manufacturing, marketing, research, and administration of FAISLESA. Mr. Crossley's previous business experience includes his work as: a Eurocurrency trader in the International Division of S.C. Warburg and Co. Ltd., Merchant Bankers in London (1968-1970); a management consultant for McKinsey and Company, Inc. In Brazil, France, Germany, Holland, Italy, Spain, Switzerland, the UK and the United States (1971-1977); Managing Director of Satlan, S.A., a Madrid firm involved in International trading of petroleum products and various commodities (1977-1980) and; President of Gapco, S.A., a Madrid commercial and financial consulting firm (1980-1994).

          Mr. Sanzaro, who is 47 years old, holds a degree in marketing from Marquette University. He is the President and a member of the Board of Directors of the nation-wide, Construction Material Recycling Association, Since 1986, he has served as President and CEO of Ocean County Recycling Center, Inc. ("Ocean County Recycling"), in Tom's River,
     New Jersey. Ocean County Recycling is in the business of remanufacturing construction and demolition debris for reuse as a substitute for virgin materials in the construction and road building industries. In addition, since 1989, Mr. Sanzaro has served as Vice President and COO of Ocean Utility Contracting Co., Inc., a New Jersey company engaged in the installation of sewer and water main pipelines and the construction of new roadway infrastructure. From 1973 until 1990, Mr. Sanzaro was the President and CEO of J and L Excavating and Contracting
     Co., Inc., a company engaged in the construction of residential, commercial, industrial, and government building. Mr. Sanzaro was a member of the Board of Directors of the New Jersey state-wide Utility Transportation and Contracting Association from 1989 through 1991. Mr. Sanzaro is the President and a principal of Ocean Ventures III, Inc., a New Jersey corporation which entered into a contract with Registrant on October 5, 1995 for the lease of eight of Registrant's proprietary cryogenic tire disintegration systems.



     ITEM 7. EXHIBITS

          No Exhibits are being filed with this Report.

                                 SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorize.


                                   TIREX AMERICA INC.



    Dated: February 7, 1997        By /s/Terence C, Byme
                                      Terence C. Byne, President

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